UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

CUBESMART

CUBESMART, L.P.

(Exact name of registrant as specified in its charter)

Maryland (CubeSmart) Delaware (CubeSmart, L.P.)	001-32324 000-54462	20-1024732 34-1837021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Old Lancaster Road
Malvern, Pennsylvania 19355

(Address of principal executive offices, including zip code)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share, of CubeSmart	CUBE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company (CubeSmart) ☐

Emerging Growth Company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On November 15, 2021, CubeSmart, L.P. (the “Company”), together with a wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LAACO, Ltd., a California limited partnership (“LAACO”), and Stability LLC, a Delaware limited liability company, in its capacity as managing general partner of LAACO (“Stability”). On and subject to the terms and conditions of the Merger Agreement, at the closing thereunder (the “Closing”), LAACO will merge with the Company’s wholly-owned subsidiary and become a wholly-owned subsidiary of the Company (such transaction, the “Merger”).

Through its acquisition of LAACO, the Company will acquire, for an aggregate gross purchase price, payable in cash, of approximately $1.69 billion, which includes approximately $40.9 million of LAACO debt that will be repaid at or shortly after the closing (the “Purchase Price”), exclusive of acquisition-related and financing-related transaction costs, a portfolio of 59 open and operating self-storage properties that contain an aggregate of approximately 4.4 million rentable square feet and LAACO’s fifty percent ownership interest in two joint ventures that own and operate two self-storage properties. The 59 properties, including the two properties owned through the joint ventures, which we refer to collectively as the “Storage West Platform,” serve six metropolitan market areas, Orange, San Diego and Riverside/San Bernardino Counties in California, the greater Las Vegas area in Nevada, the greater Phoenix area in Arizona, and the greater Houston area in Texas.

In addition to the Storage West Platform, the Company expects to acquire LAACO’s wholly owned subsidiaries, the Los Angeles Athletic Club and the California Yacht Club (the “Clubs” and the assets owned by the Clubs, the “Club Assets”). LAACO is currently in discussions for the sale of the Clubs, as well as the sale of a residential parcel of land in Las Vegas (the “Las Vegas Land”). If the Clubs or the Las Vegas Land are not sold prior to the Closing, the Company intends to actively market both for sale and will classify the Club Assets and Las Vegas Land as “held for sale” on the Company’s balance sheet.

The Merger Agreement and the transactions contemplated by the Merger Agreement are subject to the approval of a majority of the holders of the outstanding units of LAACO entitled to vote on such transaction according to applicable law and the limited partnership agreement of LAACO (the “Unitholder Approval”). Concurrently with the execution of the Merger Agreement, the Company and Stability will enter into a voting agreement (the “Voting Agreement”), pursuant to which Stability will agree to vote all its outstanding units in LAACO, which constitute a majority of the outstanding units of LAACO, in favor of entering into the Merger Agreement and consummating the Merger. The vote of Stability’s units pursuant to the Voting Agreement will be sufficient to obtain the Unitholder Approval and no other vote by a limited partner of LAACO will be necessary to obtain the Unitholder Approval.

The Company expects to finance the purchase price at closing through a combination of (i) the net proceeds from the issuance and sale of the Company's equity securities on or prior to the closing date and (ii) the proceeds from new long-term debt financing, such as a long term loan or debt securities, which the Company intends to pursue prior to the closing of the acquisition. If such debt financing is unavailable, the Company intends to finance any remaining portion of the acquisition purchase price with proceeds from a senior unsecured bridge loan facility and/or unsecured revolving credit facility.

To ensure that the Company has sufficient funds to finance the Purchase Price at Closing in the event that the contemplated financing sources are insufficient, the Company has received a commitment to provide a senior unsecured bridge loan facility in an original principal amount of $1.0 billion pursuant to a commitment letter from Wells Fargo Bank, National Association. The Company will pay certain customary fees in connection with the bridge loan facility, which will bear interest at floating rates that vary depending on the duration of the loans funded thereunder and the Company’s credit rating. The bridge loan facility, if funded, will mature 364 days after the Closing. The funding of the bridge loan facility is contingent on the satisfaction of customary conditions, including, but not limited to, the execution and delivery of definitive documentation and the consummation of the acquisition of LAACO. The bridge loan facility, if funded, will contain restrictive covenants and events of default substantially similar to those contained in the Company’s existing unsecured revolving credit facility. The principal amount of the bridge loan facility may be reduced in connection with certain equity and debt issuances by CubeSmart and the Company. We cannot assure you that we will be able to successfully borrow under the bridge loan facility on the terms described or at all.

Effects of the Merger

At the Closing, and subject to the terms and conditions of the Merger Agreement, each outstanding limited partnership unit and general partnership unit of LAACO (other than units held by LAACO in treasury or by the Company or Merger Sub, which are referred to herein as “Cancelled Units”) will automatically be cancelled and converted into the right to receive their pro rata share of the Purchase Price (net of amounts applied to repay LAACO debt). At the Closing, all Cancelled Units will automatically be cancelled and will cease to exist and no consideration will be delivered in exchange for such Cancelled Units.

Representations, Warranties, and Covenants

Each of the Company and LAACO has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of LAACO and its Subsidiaries prior to the Effective Time. The parties have also agreed to use their reasonable best efforts to consummate the Merger.

Closing Conditions

Consummation of the Merger is expected to occur in the fourth quarter of 2021 and is subject to customary closing conditions, including, without limitation, the accuracy of the representations and warranties (subject to customary materiality qualifiers), the absence of any Material Adverse Effect with respect to LAACO and compliance with the covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers). The Merger is not subject to any financing condition.

Termination

The Merger Agreement may be terminated prior to the Closing upon the occurrence or non-occurrence of certain events, including the following:

•	by either party if the Closing has not occurred on or before February 28, 2022;

•	by either party if any Order by a Governmental Entity restraining or enjoining the Merger becomes final and non-appealable or if any Law has been enacted applicable to the Merger that prohibits or enjoins consummation of the Merger; and

•	by the Company or LAACO, if the other party breaches any of its representations and warranties in the Merger Agreement (subject to customary materiality qualifiers) and such breach is not curable or is not cured within 15 business days of such party’s receipt of notice of such breach.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference. The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of the parties thereto (subject to certain customary exceptions). In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by LAACO to the Company in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this report only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company and LAACO that is or will be included in reports, statements and other filings that the Company will file with the Securities and Exchange Commission in connection with the Merger.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On November 15, 2021, the Company and CubeSmart issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The Company and CubeSmart have prepared an investor presentation with respect to the merger transaction. A copy of the investor presentation can be found on CubeSmart’s investor relations website at investors.cubesmart.com.

The press release and investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 shall not be deemed incorporated by reference into any filing of the Company or CubeSmart under the Securities Act, or the Exchange Act regardless of any general incorporation language in the filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the expected closing of the Merger, if at all. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, which risks, uncertainties and assumptions include, but are not limited to, the ability of the parties to consummate the proposed transaction; satisfaction of closing conditions to the consummation of the proposed transaction; and CubeSmart’s ability to realize anticipated benefits of the proposed transaction. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s other filings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statement. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, by and among LAACO, Ltd., CubeSmart, L.P., CS West Merger Sub, L.P. and Stability LLC, dated as of November 15, 2021*

99.1	CubeSmart Press Release, dated November 15, 2021

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

*	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, which include the Company Disclosure Schedules (as defined in the Merger Agreement). The signatory hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Dated: November 15, 2021	By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Chief Legal Officer & Secretary

CUBESMART, L.P.

By CubeSmart, its general partner

Dated: November 15, 2021	By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Chief Legal Officer & Secretary